Finisar Corporation Announces Results for First Quarter Ended July 31, 2004

SUNNYVALE, CA -- 09/02/2004 -- Finisar Corporation (NASDAQ: FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, today reported its financial results for its first quarter ended July 31, 2004.

Finisar plans to review its first quarter results and discuss its current outlook for the remainder of fiscal 2005 during its conference call for investors at 5:00 p.m. EDT (2:00 p.m. PDT) today, September 2, 2004. The call will be broadcast live over the Internet on the Investor Relations section of Finisar's web site, located at www.Finisar.com. To listen to the Webcast, interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Jerry Rawls, Finisar's President and CEO, and Steve Workman, Finisar's CFO.

Total revenues in the first quarter of fiscal 2005 of $61.9 million were up 9% on a sequential basis from $57.0 million in the fourth quarter and 57% from $39.4 million in the first quarter of the prior year. Total revenues from the sale of optical subsystems of $53.8 million in the first quarter were up 11% on a sequential basis from $48.7 million in the fourth quarter and 57% from $34.2 million in the first quarter of the prior year. Sales of network test and monitoring systems of $8.1 million in the first quarter were down 3% on a sequential basis from $8.3 million in the fourth quarter but up 55% from $5.2 million in the first quarter of the prior year.

Revenues in the first quarter included a full quarter of operating results of the VCSEL business unit acquired from Honeywell on March 2, 2004. Excluding the impact of this acquisition, total revenues were up 4% on a sequential basis from the fourth quarter and 33% from the first quarter of the prior year.

"Our revenues for the quarter increased as we had predicted at the beginning of the quarter. Achieving this increase was not easy because of the softness in our LAN/SAN business during the early portion of the quarter," said Jerry Rawls. "More recently, we have seen a resurgence of orders for both our LAN/SAN and Metro business. This combined with the recent acquisition of Data Transit which fills a gap in our Network Tools business should result in another sequential increase in sales for next quarter."

"Gross margins on a non-GAAP basis improved to 26% in the first quarter from 22% last quarter," added Rawls. "Higher operating expenses offset much of this improvement due in part to a number of non-recurring charges related to new product introductions."

OPERATING RESULTS

The Company reported a net loss of $22.1 million, or $0.10 per share, for the first quarter of fiscal 2005, compared to a net loss of $24.5 million, or $0.11 per share, in the fourth quarter and a net loss of $41.2 million, or $0.20 per share, in the first quarter of fiscal 2004. A gross profit of $10.6 million, or 17.1% of revenues, during the first quarter of fiscal 2005, compared to $9.4 million, or 16.5% of revenues, in the fourth quarter and a loss of $1.7 in the first quarter of the prior year.

Amortization of acquired developed technology, amortization of purchased intangibles, purchased research and development in-process, other acquisition costs and the cumulative effect of a change in accounting related to the adoption of SFAS 142 consist of merger-related costs associated with several acquisitions completed during fiscal 2001 through 2004.

NON-GAAP FINANCIAL RESULTS

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company's GAAP results. A detailed reconciliation of the non-GAAP results to the GAAP results is provided in the "Non-GAAP Condensed Consolidated Statements of Operations" schedules below.

Operating results reported on a non-GAAP basis exclude a number of non-cash and cash charges related to deferred compensation, acquisitions, minority investments, inventory obsolescence, a discount associated with the Company's convertible debt offering in October 2001 and inducements associated with the conversion of a portion of the notes, the loss realized upon the closure of certain facilities and the accelerated depreciation on certain assets abandoned in connection with those closures, along with other restructuring charges, and a non-cash charge representing research and development in-process related to the acquisition of Honeywell's VCSEL Business Unit.

The Company reported a non-GAAP gross margin of 26.1% in the first quarter of fiscal 2005 compared to 21.9% in the prior quarter and 27.9% in the first quarter of the prior year. The improvement on a sequential basis reflects higher revenue levels and the favorable impact of acquiring the VCSEL business unit from Honeywell in the fourth quarter as well as continued improvement in yields and reduced material costs.

The Company reported a non-GAAP net loss of $14.3 million, or $.06 per share, in the first quarter compared to $14.2 million, or $.06 per share, in the fourth quarter and $12.6 million, or $.06 per share, in the first quarter of the prior year. The Company does not intend to recognize any further tax benefits until it returns to profitability.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; and potential problems related to the assimilation and integration of the operations, technologies and products of several recently acquired companies and product lines, including the Honeywell VCSEL business unit acquired in March 2004 as well as our pending acquisition of the fiber optics business unit of Infineon Technologies A.G., that we expect to complete in the fourth calendar quarter of 2004. Other risks relating to Finisar's business are set forth in Finisar's Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a technology leader for fiber optic subsystems and network test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet local area networks (LANs), Fibre Channel storage area networks (SANs), and metropolitan area networks (MANs) using both IP and SONET/SDH-based protocols. The Company's headquarters is in Sunnyvale, California, USA. www.Finisar.com.

                              Finisar Corporation
                    Consolidated Statement of Operations
                   (In thousands, except per share amounts)

                                                  Three Months Ended
                                                        July 31
                                                   2004         2003
                                                ---------    ---------
Revenues
  Optical subsystems and components             $  53,750    $  34,188
  Network test and monitoring systems               8,127        5,243
                                                ---------    ---------
   Total revenues                                  61,877       39,431

Cost of revenues                                   45,704       36,462
Amortization of acquired developed technology       5,566        4,656
                                                ---------    ---------
Gross profit (loss)                                10,607       (1,687)
                                                     17.1%        -4.3%
Operating expenses:
  Research and development                         16,076       20,915
  Sales and marketing                               7,151        4,300
  General and administrative                        4,681        3,953
  Amortization of (benefit from) deferred
   stock compensation                                  97         (304)
  Amortization of purchased intangibles               143          143
  Restructuring costs                                   -        2,185
  Other acquisition costs                               -           45
                                                ---------    ---------
   Total operating expenses                        28,148       31,237

Loss from operations                              (17,541)     (32,924)
Interest income (expense), net                     (2,771)      (5,508)
Other income (expense), net                        (1,788)      (2,580)
                                                ---------    ---------
Loss before income taxes and cumulative
 effect of an accounting change                   (22,100)     (41,012)
Provision (benefit) for income taxes                   19          213
                                                ---------    ---------

Net loss                                        $ (22,119)   $ (41,225)
                                                =========    =========

Loss per share - basic and diluted              $   (0.10)   $   (0.20)
                                                =========    =========

Shares used in per-share calculation -
 basic and diluted                                222,929      206,744

                              Finisar Corporation
                          Consolidated Balance Sheet
                                 (In thousands)

                                      July 31, 2004    April 30, 2004
                                       ----------        ----------
ASSETS
  Cash and cash equivalents            $   43,333        $   69,872
  Short-term investments                   72,436            73,526
  Restricted investments                    6,358             6,329
  Accounts receivable, trade (net)         34,498            28,481
  Accounts receivable, other               10,298            11,314
  Inventories                              37,678            34,717
  Prepaid expenses                          4,946             4,736
  Deferred income taxes                       347             2,045
                                       ----------        ----------
    Total current assets                  209,894           231,020
  Property, plant, equipment and
   improvements, net                      106,689           107,736
  Restricted investments, long-term         8,967             8,921
  Purchased intangibles, net               42,253            47,961
  Goodwill, net                            60,883            60,620
  Minority investment                      23,866            24,227
  Other assets                             15,079            14,220
                                       ----------        ----------
    Total assets                       $  467,631        $  494,705
                                       ==========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable                     $   25,252        $   29,460
  Accrued compensation                      5,242             4,376
  Non-cancelable purchase obligations       7,396             7,038
  Other accrued liabilities                11,847            14,464
  Income tax payable                          577               790
  Current portion of long-term
   liabilities                              2,000             2,000
                                       ----------        ----------
    Total current liabilities              52,314            58,128
  Convertible notes                       230,553           229,493
  Other long-term liabilities               2,171             2,194
  Deferred income taxes                       347             2,045
                                       ----------        ----------
    Total long-term liabilities           233,071           233,732

  Common stock                                223               222
  Additional paid-in capital            1,261,178         1,259,759
  Notes receivable from stockholders         (285)             (481)
  Deferred stock compensation                 (65)             (162)
  Accumulated other comprehensive
   income                                     517               710
  Accumulated deficit                  (1,079,322)       (1,057,203)
                                       ----------        ----------
    Total stockholders' equity            182,246           202,845
                                       ----------        ----------
  Total liabilities and
   stockholders' equity                $  467,631        $  494,705
                                       ==========        ==========

The following non-GAAP financial results for the three month periods ended July 31, 2004 and 2003, have been adjusted to exclude non-cash and cash charges related to acquisitions and the writedown in goodwill as a result of adoption of FASB 142, deferred stock compensation, the amortization of acquired developed technology and other intangible assets associated with a number of acquisitions, the sale of assets of the Company's Sensors Unlimited subsidiary, inventory obsolescence, other non-recurring gains and losses, the impairment of certain assets and restructuring costs at the Company's Demeter Technologies subsidiary, the write-off of minority investments, amortization of the discount on the issuance of convertible debt and the non-cash charge associated with the conversion of a portion of convertible securities into equity. A reconciliation of these results to what is reported under GAAP is also included.

                              Finisar Corporation
                 Non GAAP Consolidated Statement of Operations
                   (In thousands, except per share amounts)

                                                   Three Months Ended
                                                        July 31
                                                   2004         2003
                                                ---------    ---------
Revenues
  Optical subsystems and components             $  53,750    $  34,188
  Network test and monitoring systems               8,127        5,243
                                                ---------    ---------
   Total revenues                                  61,877       39,431

Cost of revenues                                   45,704       28,424
                                                ---------    ---------

Gross profit                                       16,173       11,007
                                                     26.1%        27.9%
Operating expenses:
  Research and development                         16,394       14,167
  Sales and marketing                               7,151        4,300
  General and administrative                        4,777        3,953
                                                ---------    ---------
   Total operating expenses                        28,322       22,420

Loss from operations                              (12,149)     (11,413)
Interest income (expense), net                     (1,711)        (724)
Other income (expense), net                          (408)        (217)
                                                ---------    ---------
Loss before income taxes                          (14,268)     (12,354)
Provision for income taxes                             19          213
                                                ---------    ---------

Net loss                                        $ (14,287)   $ (12,567)
                                                =========    =========

Net loss per share - basic and diluted          $   (0.06)   $   (0.06)
                                                =========    =========

Shares used in per-share calculation -
 basic and diluted                                222,929      206,744

The above pro forma results exclude the
following items which are included in the
company's operating results when presented
in accordance with generally accepted
accounting principles (GAAP):
(a)  Inventory write off net of sales of
      inventory previously written off          $       -    $   5,132
(a)  Charge for rework material                         -        2,906
(f)  Amortization of acquired developed
      technology                                    5,566        4,656
(d)  Amortization of deferred compensation             97         (304)
(d)  Amortization of purchased intangibles            143          143
(g)  Other acquisition costs                            -           45
(e)  Other than temporary decline in value of
      investment in Ciena stock                         -          528
(e)  Minority investment write off                    361        1,835
(e)  Amortization of discount on convertible
      notes                                         1,060        2,373
(g)  Closure of Demeter                              (414)       8,081
(g)  Closure of German facility                         -          852
(e)  Debt conversion costs                              -        2,411
(e)  Asset disposal                                 1,019            -
                                                ---------    ---------
GAAP net loss                                   $ (22,119)   $ (41,225)
                                                =========    =========

(a)  Included in cost of revenue
(b)  Included in research and development
(c)  Included in sales and marketing
(d)  Included in general and administrative
(e)  Included in other income (expense), net
(f)  Included in gross profit
(g)  Included in total operating expense
(h)  Included in interest income (expense), net

Contact:
Steve Workman
VP Finance, Chief Financial Officer
408-548-1000

Shelby Palmer
Investor Relations
408-542-5050
investor.relations@Finisar.com